Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES SECOND QUARTER RESULTS

Reports highest operating revenue and operating income for any quarter in Marten’s history – and the best operating ratio, net of fuel surcharges, for any quarter since Marten became a public company in 1986

MONDOVI, Wis., July 18, 2022 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported a 47.8% improvement in net income to $31.7 million, or 39 cents per diluted share, for the second quarter ended June 30, 2022, from $21.4 million, or 26 cents per diluted share, for the second quarter of 2021. The 2022 second-quarter earnings also improved 15.0% sequentially from 2022 first-quarter net income of $27.5 million, or 33 cents per diluted share. For the first six months of 2022, net income improved 50.1% to $59.2 million, or 72 cents per diluted share, from $39.4 million, or 47 cents per diluted share, for the first six months of 2021.

Operating Results Comparison

	Percentage	Percentage	Percentage	Percentage	Percentage
	Increase	Increase	Increase	Increase	Increase
	Three Months	Three Months	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended
	June 30,	March 31,	December 31,	December 31,	December 31,
	2022 vs. 2021	2022 vs. 2021	2021 vs. 2020	2020 vs. 2019	2019 vs. 2018

Operating revenue	41.8%	28.8%	11.4%	3.7%	7.1%

Operating revenue, net of fuel surcharges	32.1%	23.8%	8.3%	6.8%	8.6%

Operating income	43.5%	49.4%	19.8%	21.9%	8.7%

Net income	47.8%	52.9%	22.9%	13.8%	11.0%

Operating revenue for the second quarter of 2022 was the highest amount for any quarter in Marten’s 77-year history. Operating revenue improved 41.8% to $329.6 million for the second quarter of 2022 from $232.4 million for the second quarter of 2021 - and improved 14.7% from $287.3 million for the 2022 first quarter. Excluding fuel surcharges, operating revenue improved 32.1% to $269.1 million for the 2022 quarter from $203.7 million for the 2021 quarter - and improved 9.7% from $245.3 million for the 2022 first quarter. Fuel surcharge revenue increased to $60.4 million for the 2022 quarter from $28.8 million for the 2021 quarter due to significantly higher fuel prices.

Operating revenue improved 35.4% to $616.8 million for the first six months of 2022 from $455.5 million for the first six months of 2021. Excluding fuel surcharges, operating revenue improved 28.0% to $514.4 million for the first six months of 2022 from $401.8 million for the first six months of 2021. Fuel surcharge revenue increased to $102.4 million for the first six months of 2022 from $53.7 million for the first six months of 2021.

Operating income for the second quarter of 2022 was also the highest amount for any quarter in Marten’s history. Operating income improved 43.5% to $40.9 million for the second quarter of 2022 from $28.5 million for the second quarter of 2021 - and improved 14.2% from $35.9 million for the 2022 first quarter, which was up 16.9% from $30.7 million for the 2021 fourth quarter.

Operating income improved 46.2% to $76.8 million for the first six months of 2022 from $52.5 million for the first six months of 2021.

Operating expenses as a percentage of operating revenue improved to 87.6% for the second quarter of 2022 from 87.7% for the second quarter of 2021. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 84.8% for the 2022 quarter, the best ratio for any quarter since Marten became a public company in 1986, from 86.0% for the 2021 quarter.

Operating expenses as a percentage of operating revenue improved to 87.6% for the first six months of 2022 from 88.5% for the first six months of 2021. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 85.1% from 86.9%.

Executive Chairman Randolph L. Marten stated, “Consistent. Strong. Profitable. Organic Growth. Marten’s bright, driven people just earned our highest operating revenue and operating income for any quarter in our history, along with our best operating ratio, net of fuel surcharges, for any quarter since we became a public company in 1986 – achieving all three marks for the third time in our last five quarters.”

“The unrelenting national shortage of qualified drivers is a long-term double-edged sword for our industry, simultaneously tightening the freight market while limiting fleet size. Our ability to capitalize on the high level of demand we continue to see and apply our culture of continuous operating enhancements within our unique business model has largely contributed to our performance improvements. Our approach to overcoming the driver shortage is a heightened emphasis on structurally improving our drivers’ jobs and work-life balance by collaborating with our customers, while also increasing our driver compensation. The results - we continue to build on our success in expanding the capacity we provide as we began this year’s third quarter with 123 more of the industry’s top drivers than we employed at the beginning of the second quarter. We have now increased our number of drivers by 422, or 15.4%, since June 30, 2021.”

“Also, reflecting our confidence in Marten’s financial strength and commitment to enhancing stockholder value, we repurchased and retired 963,000 shares of our common stock for $16.8 million in the second quarter of 2022, in addition to the 1.3 million shares of our common stock for $25.0 million repurchased in the first quarter.”

Operating Results Since the Pandemic Began – Percentage Increase Over Same Quarter of Prior Year

	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020

Operating revenue	41.8%	28.8%	17.4%	16.3%	9.4%	2.0%	4.7%	0.5%	0.1%

Operating revenue, net of fuel surcharges	32.1%	23.8%	12.5%	12.8%	5.0%	2.5%	8.8%	3.8%	4.7%

Operating income	43.5%	49.4%	20.0%	16.8%	12.9%	33.1%	36.0%	21.8%	26.6%

Net income	47.8%	52.9%	26.1%	17.9%	18.1%	31.3%	24.5%	8.8%	19.4%

Current Investor Presentation

Marten Transport, with headquarters in Mondovi, Wis., is a multifaceted business offering a network of refrigerated and dry truck-based transportation capabilities across the Company’s five distinct business platforms - Truckload, Dedicated, Intermodal, Brokerage and MRTN de Mexico. Marten is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food, beverages and other consumer packaged goods that require a temperature-controlled or insulated environment. The Company offers service in the United States, Mexico and Canada, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of Marten’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, Chief Executive Officer, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

	June 30,	December 31,
(In thousands, except share information)	2022	2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$68,374	$56,995
Receivables:
Trade, net	138,391	99,003
Other	3,681	6,971
Prepaid expenses and other	27,437	23,980
Total current assets	237,883	186,949

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	992,400	956,476
Accumulated depreciation	(310,645)	(274,199)
Net property and equipment	681,755	682,277
Other noncurrent assets	1,483	1,464
Total assets	$921,121	$870,690

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$48,463	$20,150
Insurance and claims accruals	45,689	42,014
Accrued and other current liabilities	36,565	31,395
Total current liabilities	130,717	93,559
Deferred income taxes	129,972	125,163
Noncurrent operating lease liabilities	275	291
Total liabilities	260,964	219,013

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 81,014,564 shares at June 30, 2022, and 83,034,404 shares at December 31, 2021, issued and outstanding	810	830
Additional paid-in capital	44,867	85,718
Retained earnings	614,480	565,129
Total stockholders’ equity	660,157	651,677
Total liabilities and stockholders’ equity	$921,121	$870,690

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(In thousands, except per share information)	2022	2021	2022	2021

Operating revenue	$329,565	$232,442	$616,846	$455,488

Operating expenses (income):
Salaries, wages and benefits	96,460	75,296	185,809	148,294
Purchased transportation	67,480	45,003	124,790	85,768
Fuel and fuel taxes	61,337	32,007	105,705	60,944
Supplies and maintenance	13,352	11,167	25,665	22,182
Depreciation	26,865	25,540	53,008	51,227
Operating taxes and licenses	2,663	2,718	5,303	5,430
Insurance and claims	13,443	9,391	26,147	20,837
Communications and utilities	2,239	2,056	4,504	4,139
Gain on disposition of revenue equipment	(4,812)	(5,339)	(9,352)	(7,323)
Other	9,601	6,085	18,472	11,474

Total operating expenses	288,628	203,924	540,051	402,972

Operating income	40,937	28,518	76,795	52,516

Other	(36)	(9)	(43)	(19)

Income before income taxes	40,973	28,527	76,838	52,535

Income taxes expense	9,312	7,109	17,644	13,111

Net income	$31,661	$21,418	$59,194	$39,424

Basic earnings per common share	$0.39	$0.26	$0.72	$0.48

Diluted earnings per common share	$0.39	$0.26	$0.72	$0.47

Dividends declared per common share	$0.06	$0.04	$0.12	$0.08

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	June 30,		June 30,	June 30,
(Dollars in thousands)	2022	2021	2022 vs. 2021	2022 vs. 2021
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$101,808	$83,633	$18,175	21.7%
Truckload fuel surcharge revenue	25,164	12,308	12,856	104.5
Total Truckload revenue	126,972	95,941	31,031	32.3

Dedicated revenue, net of fuel surcharge revenue	84,389	67,227	17,162	25.5
Dedicated fuel surcharge revenue	25,966	12,894	13,072	101.4
Total Dedicated revenue	110,355	80,121	30,234	37.7

Intermodal revenue, net of fuel surcharge revenue	27,681	22,031	5,650	25.6
Intermodal fuel surcharge revenue	9,286	3,561	5,725	160.8
Total Intermodal revenue	36,967	25,592	11,375	44.4

Brokerage revenue	55,271	30,788	24,483	79.5

Total operating revenue	$329,565	$232,442	$97,123	41.8%

Operating income:
Truckload	$16,088	$13,197	$2,891	21.9%
Dedicated	14,039	10,617	3,422	32.2
Intermodal	4,097	1,850	2,247	121.5
Brokerage	6,713	2,854	3,859	135.2
Total operating income	$40,937	$28,518	$12,419	43.5%

Operating ratio:
Truckload	87.3%	86.2%
Dedicated	87.3	86.7
Intermodal	88.9	92.8
Brokerage	87.9	90.7
Consolidated operating ratio	87.6%	87.7%

Operating ratio, net of fuel surcharges:
Truckload	84.2%	84.2%
Dedicated	83.4	84.2
Intermodal	85.2	91.6
Brokerage	87.9	90.7
Consolidated operating ratio, net of fuel surcharges	84.8%	86.0%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Six Months		Six Months	Six Months
	Ended		Ended	Ended
	June 30,		June 30,	June 30,
(Dollars in thousands)	2022	2021	2022 vs. 2021	2022 vs. 2021
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$196,978	$167,552	$29,426	17.6%
Truckload fuel surcharge revenue	42,784	23,304	19,480	83.6
Total Truckload revenue	239,762	190,856	48,906	25.6

Dedicated revenue, net of fuel surcharge revenue	162,810	134,129	28,681	21.4
Dedicated fuel surcharge revenue	44,305	24,229	20,076	82.9
Total Dedicated revenue	207,115	158,358	48,757	30.8

Intermodal revenue, net of fuel surcharge revenue	53,286	41,477	11,809	28.5
Intermodal fuel surcharge revenue	15,323	6,119	9,204	150.4
Total Intermodal revenue	68,609	47,596	21,013	44.1

Brokerage revenue	101,360	58,678	42,682	72.7

Total operating revenue	$616,846	$455,488	$161,358	35.4%

Operating income:
Truckload	$31,659	$24,612	$7,047	28.6%
Dedicated	24,684	19,553	5,131	26.2
Intermodal	9,133	3,311	5,822	175.8
Brokerage	11,319	5,040	6,279	124.6
Total operating income	$76,795	$52,516	$24,279	46.2%

Operating ratio:
Truckload	86.8%	87.1%
Dedicated	88.1	87.7
Intermodal	86.7	93.0
Brokerage	88.8	91.4
Consolidated operating ratio	87.6%	88.5%

Operating ratio, net of fuel surcharges:
Truckload	83.9%	85.3%
Dedicated	84.8	85.4
Intermodal	82.9	92.0
Brokerage	88.8	91.4
Consolidated operating ratio, net of fuel surcharges	85.1%	86.9%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2022	2021	2022	2021
Truckload Segment:
Revenue (in thousands)	$126,972	$95,941	$239,762	$190,856
Average revenue, net of fuel surcharges, per tractor per week(1)	$5,080	$4,146	$5,030	$4,101
Average tractors(1)	1,542	1,552	1,515	1,580
Average miles per trip	509	513	514	524
Non-revenue miles percentage(2)	10.7%	9.6%	10.6%	9.9%
Total miles (in thousands)	36,752	37,285	72,124	75,568

Dedicated Segment:
Revenue (in thousands)	$110,355	$80,121	$207,115	$158,358
Average revenue, net of fuel surcharges, per tractor per week(1)	$4,072	$3,268	$3,962	$3,241
Average tractors(1)	1,594	1,582	1,589	1,601
Average miles per trip	341	323	341	315
Non-revenue miles percentage(2)	1.0%	1.1%	1.1%	0.9%
Total miles (in thousands)	34,134	32,255	66,887	64,254

Intermodal Segment:
Revenue (in thousands)	$36,967	$25,592	$68,609	$47,596
Loads	8,703	8,646	16,997	16,628
Average tractors	175	148	169	141

Brokerage Segment:
Revenue (in thousands)	$55,271	$30,788	$101,360	$58,678
Loads	25,322	14,341	45,006	28,916

At June 30, 2022 and June 30, 2021:
Total tractors(1)	3,395	3,162
Average age of company tractors (in years)	1.6	1.5
Total trailers	5,521	5,299
Average age of company trailers (in years)	3.6	3.2
Ratio of trailers to tractors(1)	1.6	1.7
Total refrigerated containers	784	554

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(In thousands)	2022	2021	2022	2021

Net cash provided by operating activities	$58,730	$39,795	$98,670	$83,365
Net cash (used for) investing activities	(35,413)	(44,021)	(35,004)	(61,438)
Net cash (used for) financing activities	(21,470)	(3,685)	(52,287)	(7,382)

Weighted average shares outstanding:
Basic	81,689	82,840	82,310	82,799
Diluted	82,015	83,397	82,617	83,384

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 85 and 118 tractors as of June 30, 2022 and 2021, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.